SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2006

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Registrant’s Business and Operations

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 6, 2006, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, completed the acquisition by and between the Operating Partnership and DL Pacific Center LP (“DL Pacific”) to acquire Pacific Center, a 6.4-acre office campus located in the Mission Valley submarket of San Diego, California. Pacific Center is comprised of two ten-story office buildings totaling approximately 441,237 square feet and a six-story parking structure with 1,421 parking spaces. The project is currently 84% leased.

The purchase price of the Properties, determined through negotiations between the Operating Partnership and DL Pacific, was approximately $149.0 million and paid for in cash from the net proceeds of a joint venture transaction between the registrant and Macquarie Office Trust, which was completed on January, 5, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: February 10, 2006